                                                                   EXHIBIT 10.22

                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS EMPLOYMENT AGREEMENT is made as of the 16th day of October, 1995 by and between RUSSELL GOLDSMITH ("Goldsmith"), on the one hand, and CITY NATIONAL BANK, a National Bank ("CNB") and CITY NATIONAL CORPORATION ("Parent Corporation"), on the other hand.

          1.  Employment.  CNB and Parent Corporation (collectively the
              ----------
"Employer") hereby employs Goldsmith, and Goldsmith hereby accepts employment, under the terms and conditions hereafter set forth.

          2.  Duties.  Goldsmith shall be employed as the Chairman of the Board
              ------
of Directors and Chief Executive Officer of CNB and Vice-Chairman of the Board of Directors and Chief Executive Officer of the Parent Corporation and his powers and duties shall be consistent with such offices and positions. As Chief Executive officer of Employer, Goldsmith shall supervise, control and be responsible for all aspects of the business and affairs of Employer and their subsidiaries.

          3.  Place of Service.  Substantially all of Goldsmith's duties shall
              ----------------
be performed in Los Angeles and Beverly Hills, California and unless mutually agreed upon by Goldsmith and Employer, Goldsmith shall be headquartered in Beverly Hills, California.

          4.  Term.  Subject to the provisions for termination as hereinafter
              ----
provided, the term of this Agreement shall commence on October 16, 1995 (the "Start Date") and shall terminate three (3) years thereafter.

          5.  Annual Base Compensation.  Employer shall pay Goldsmith as annual
              ------------------------
base compensation, payable in equal semimonthly payments, the sum of Four Hundred Twenty Thousand Dollars ($420,000) during the first year of the term hereof, the sum of Four Hundred Fifty Thousand Dollars ($450,000) during the second year of the term hereof and the sum of Four Hundred Eighty Thousand Dollars ($480,000) during the third year of the term hereof.

          6.  Bonus Compensation.  Goldsmith shall participate in CNB's
              ------------------
Executive Management Bonus Plan and any other cash bonus or incentive compensation plan of Employer established for executive officers and the amount of bonus or incentive compensation paid to Goldsmith pursuant to said plans for any year (including the fiscal year ending December 31, 1995 and the fiscal year during which his employment is terminated) in terms of a percentage of his then annual salary shall be no less than the percentage of annual salary paid as a bonus or incentive compensation to any other member of executive management of Employer.

          7.  Stock Options.  Goldsmith shall be granted on the Start Date, non-
              -------------
qualified stock options to purchase an aggregate of three hundred fifty thousand (350,000) shares of Common Stock of Parent Corporation at a purchase price equal to the fair market value of the Common Stock on that date. Said options shall be granted pursuant to the provisions of the 1985 Stock Option Plan of Parent Corporation and shall be represented by an agreement substantially in the form of the agreement annexed hereto as Exhibit A. Such options shall have a term of ten years and subject to subparagraphs 10(b), (c), (d) and (e) hereof shall be exercisable as to one hundred sixteen thousand six hundred sixty seven (116,667) shares of Common Stock from and after the Start Date, as to an additional one hundred sixteen thousand six hundred sixty seven (116,667) shares of Common Stock from and after one year from the Start Date and in full from and after two years from the Start Date.

          8.  Fringe Benefits and Reimbursement of Expenses.  Employer shall
              ---------------------------------------------
provide Goldsmith with such medical and other health, dental, accidental life and disability insurance, and he shall be entitled to all employee and fringe benefits and reimbursement of expenses and to participate in all benefit plans (including stock option plans) as are consistent with his position and duties and those previously provided to the Chief Executive Officer of Employer; provided, however, that during the first two years of the term hereof Employer shall not be required to grant any employee stock options to Goldsmith.

          9.  Extent of Service.  Goldsmith shall devote his time, attention and
              -----------------
energies to the business of Employer and shall not, during the term of this Agreement, be engaged in any other activity which will materially interfere with the performance of his duties hereunder. Time expended by Goldsmith on philanthropic activities, as a general partner of Sunbar Properties, as a passive investor in real estate ventures and other investments, or in managing the existing properties of Goldsmith Entertainment Corporation shall be deemed not to interfere with the performance of his duties hereunder.

         10.  Termination of Employment.
              -------------------------

          (a) Termination by Employer for Good Cause.  Employer may terminate
              --------------------------------------
the employment of Goldsmith for "good cause" by written notice to Goldsmith.
For purposes of this Agreement, "good cause" shall mean only (i) conviction of a crime directly related to his employment hereunder, (ii) conviction of a felony involving moral turpitude, (iii) willful and gross mismanagement of the business and affairs of Employer, or (iv) breach of any material provision of this Agreement. In the event the employment of Goldsmith is terminated pursuant to this subparagraph 10(a), Employer shall have no further liability to Goldsmith other than for compensation accrued through the date of termination but not yet paid.

          In the event Employer contends that it has good cause to terminate Goldsmith pursuant to clause (iii) or (iv) of the second sentence of this subparagraph 10(a), Employer shall provide Goldsmith with written notice specifying in reasonable detail the services or matters which it contends Goldsmith has not been adequately performing, or the material provisions of this Agreement of which Goldsmith is in violation and the acts constituting such violation, why Employer has good cause to terminate this Agreement, and what Goldsmith should do to adequately perform his obligations hereunder. If within thirty (30) days of receipt of the notice Goldsmith performs the required services or modifies his performance to correct the matters complained of, Goldsmith's breach will be deemed cured, and Goldsmith's employment shall not be terminated. However, if the nature of the service not performed by Goldsmith or the matters complained of are such that more than thirty (30) days are reasonably required to perform the required service or to correct the matters complained of, then his breach will be deemed cured if he commences to perform such service or to correct such matters within the thirty (30) day period and thereafter diligently prosecutes such performance or correction to completion. If Goldsmith does not perform the required services or modify his performance to correct the matter complained of within the thirty (30) day period or the extension thereof, Employer shall have the right to terminate this Agreement at the end of the thirty (30) day period or extension thereof. It is understood that Goldsmith's performance hereunder shall not be deemed unsatisfactory solely on the basis of any economic performance of Employer because this performance will depend in part on a variety of factors over which Goldsmith has little control.

          (b) Termination by Employer Without Good Cause.  Employer may
              ------------------------------------------
terminate the employment of Goldsmith without "good cause" (as defined in subparagraph 10(a) above) at any time during the term hereof by giving written notice to Goldsmith specifying therein the effective date of termination. Upon such notice being given, if not then exercisable in full, the options described in Paragraph 7 hereof shall become exercisable in full. In the event the employment of Goldsmith is terminated pursuant to this subparagraph 10(b) without good cause, Employer shall be obligated to pay to Goldsmith his base compensation as then in effect under paragraph 5 of this Agreement for a period of eighteen months from the effective date of termination (which shall be in lieu of any other amounts which would be payable to Goldsmith on account of such termination pursuant to any separation pay plan or policy of Employer) and shall reimburse Goldsmith for all expenses and costs incurred by him during such eighteen month period in obtaining and maintaining medical and health insurance (through COBRA or otherwise) for him, his spouse and dependents for such eighteen month period which is equivalent to that provided to him by Employer at the time of termination of his employment. Goldsmith shall have no duty to mitigate and Employer shall have no right to offset any other compensation paid to Goldsmith during the applicable time period.

          (c) Termination by Disability.  Employer may terminate the employment
              -------------------------
of Goldsmith during the term hereof by written notice to Goldsmith if Goldsmith shall become incapable of fulfilling his obligations hereunder because of injury or physical or mental illness which shall exist or may reasonably be anticipated to exist for a period of twelve (12) consecutive months or for an aggregate of twelve (12) months during any twenty-four (24) month period. In the event the employment of Goldsmith is terminated by Employer pursuant to this subparagraph 10(c) because of injury, physical or mental illness, Employer shall be obligated
(i) to pay Goldsmith his base compensation as then in effect under Paragraph 5 for a period of eighteen months from the effective date of termination of his employment less any amount Goldsmith receives in lieu of salary while he is alive during such period from private or government insurance programs, exclusive of reimbursement of medical costs and (ii) reimburse Goldsmith for all expenses and costs incurred by him during such eighteen month period in obtaining and maintaining medical and health insurance (through COBRA or otherwise) for him, his spouse and dependents for such eighteen month period equivalent to that provided him by Employer at the time of termination of his employment. If the employment of Goldsmith is terminated pursuant to this subparagraph 10(c), the options described in Paragraph 7 shall, if not then fully exercisable, upon such termination become exercisable in full.

          (d) Termination by Death.  Except for compensation accrued but not
              --------------------
paid at the date of death and as provided in this subparagraph 10(d), the death of Goldsmith during the term of this Agreement shall terminate this Agreement. In the event of the death of Goldsmith during the term hereof, Employer shall be obligated to pay to Goldsmith's wife, if she is then living, or if she is not then living, to whomever he shall have designated in writing to Employer, or if no designation has been made by him, to his estate, Goldsmith's base compensation as then in effect at the time of his death under Paragraph 5 for a period of eighteen months from the date of Goldsmith's death. If not then fully exercisable, the options described in Paragraph 7 shall upon Goldsmith's death become exercisable in full.

          (e) Optional Termination by Goldsmith.  Except for compensation
              ---------------------------------
accrued but not paid at the effective date of termination and as provided in this subparagraph 10(e), Goldsmith may terminate this Agreement and his employment with Employer by written notice to Employer for "good reason" at any time during the term hereof and after the occurrence of a change in control of CNB, specifying therein the effective date of termination. For purposes of this Agreement "good reason" shall exist if (i) Goldsmith is no longer chief executive officer of CNB and chief executive officer of a holding company which owns all of the capital stock of CNB or (ii) more than fifty percent (50%) of the combined voting power of the outstanding securities of such holding company which owns all of the capital stock of CNB and of which Goldsmith is the chief executive officer are beneficially owned (as hereinafter defined), directly or indirectly, by any bank or corporation which beneficially owns, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding securities of a bank other than CNB. A change of control of CNB shall be deemed to have occurred if any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 as amended), other than Goldsmith, members of his family or City National Bank, Trustee of the Profit Sharing Retirement Plan of City National Bank Employees, is or becomes the "beneficial owner" (as that term is defined by the Securities and Exchange Commission for purposes of Section 13(d) of the Securities and Exchange Act of 1934 as amended), directly or indirectly, of securities of Parent Corporation or its successors representing more than twenty percent (20%) of the combined voting power of the outstanding securities of Parent Corporation. In the event the employment of Goldsmith is terminated pursuant to the provisions of this subparagraph 10(e), Employer shall thereafter compensate and reimburse Goldsmith in the same manner and in the same amounts and for the same period and items as provided in subparagraph 10(b) as if his employment had been terminated by Employer without good cause effective upon the date he has specified, pursuant to this subparagraph 10(e), as the effective date of the termination of his employment. Goldsmith shall have no duty to mitigate and Employer shall have no right to offset other compensation paid to Goldsmith during the applicable time period. Notwithstanding anything in this subparagraph 10(e) to the contrary, in no event shall Goldsmith be paid in any year any amount pursuant to this Agreement that constitutes an "excess parachute payment" and is not deductible by Employer under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any amendment thereto or any subsequently enacted legislation of similar effect, and any amounts payable to Goldsmith pursuant to this subparagraph 10(e) shall not exceed a sum equal to the product of 299% times an amount equal to Goldsmith's "base amount" for the period consisting of the most recent five taxable years ending before the date on which the change of control occurs as defined in and determined in accordance with Section 280G of the Code.

          (f) Termination Upon Expiration.  At least six (6) months prior to the
              ---------------------------
end of the term hereof, a person designated by the Board of Directors of Parent Corporation shall meet with Goldsmith for purposes of negotiating an extension of the term of this Agreement. If by the ninetieth (90th) day prior to the end of the term hereof, Employer and Goldsmith have not agreed in writing to an extension of the term hereof or renewal of this Agreement, Employer shall be obligated to pay Goldsmith from and after the expiration of the term hereof his base compensation as in effect under Paragraph 5 of this Agreement immediately prior to the expiration of the term hereof for a period of twelve (12) months from the end of the term of this Agreement and shall reimburse Goldsmith for all expenses and costs incurred by him during such twelve (12) month period in obtaining and maintaining medical and health insurance (through COBRA or otherwise) for him, his spouse and dependents for such twelve (12) month period which is equivalent to that provided to him by Employer at the time of termination of his employment.

     11.  Entire Agreement; Modification; Waiver.  This Agreement and the
          --------------------------------------
agreement referred to in the Exhibit attached hereto constitute the entire agreement between the parties pertaining to the subject matter contained therein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     12.  Separability Clause.  The invalidity or unenforceability of any
          -------------------
provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

     13.  Benefit.  Except as herein and otherwise specifically provided, this
          -------
Agreement shall be binding upon and inure to the benefit of the parties, their personal representatives, heirs, administrators, executors, successors, and permitted assigns.

     14.  Notices.  Any notice, request, or other communication required to be
          -------
given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to be duly given if delivered in person or mailed by registered or certified United States mail, postage prepaid, and mailed to the parties at the following addresses:

      EMPLOYER                          RUSSELL GOLDSMITH
      --------                          -----------------
      City National Bank                Mr. Russell Goldsmith
      400 No. Roxbury Drive             400 N. Roxbury Drive
      Beverly Hills, CA 90210           Beverly Hills, CA
      Attn: Richard H. Sheehan, Jr.
            General Counsel             with copy to:

                                        Irwin G. Barnet
                                        Sanders, Barnet, Goldman,
                                        Simons & Mosk
                                        Suite 850
                                        1901 Avenue of the Stars
                                        Los Angeles, CA 90067

      The parties hereto may change the above addresses from time to time by giving notice thereof to each other in conformity with this Paragraph 14.

      15.  Confidentiality.  Goldsmith covenants and agrees with Employer that
           ---------------
Goldsmith shall not, during or after the term of this Agreement, disclose to anyone any confidential information concerning the business or operations of Employer which Goldsmith may acquire in the course of or incident to the performance of his duties hereunder, including, without limitation, processes, customer lists, business or trade secrets, or methods or techniques used by Employer in its business or operations.

      16.  Construction.  This Agreement shall be governed by, and construed in
           ------------
accordance with, the laws of the State of California.

      17.  Captions.  The paragraph headings and captions contained herein are
           --------
for reference purposes and convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

      18.  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      19.  Amendments.  This Agreement shall not be modified, amended, or in any
           ----------
way altered except by an instrument in writing and signed by both of the parties hereto.

      20.  Mandatory Arbitration.  At the request of Goldsmith or Employer, any
           ---------------------
dispute, claim, controversy of any kind (whether in contract or tort, statutory or common law, legal or equitable) now existing or hereafter arising out of, pertaining to or in connection with this Agreement and/or any renewals, extensions, or amendments thereto, shall be resolved through final and binding arbitration conducted at a location determined by the arbitrator in Los Angeles or Beverly Hills, California, and administered by the American Arbitration Association ("AAA") in accordance with the Federal Arbitration Act, 9 U.S.C.
(S)1, et seq., and the then existing Commercial Arbitration Rules of the AAA. Judgment upon any award rendered by the arbitrator(s) may be entered in any State or Federal courts having jurisdiction thereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written at Beverly Hills, California.

                                       CITY NATIONAL BANK



/s/ Russell Goldsmith                  By: /s/ Richard H. Sheehan, Jr.
---------------------------------          ------------------------------------
    RUSSELL GOLDSMITH                      Senior Vice President & Secretary


                                       CITY NATIONAL CORPORATION



                                       By: /s/ Richard H. Sheehan, Jr.
                                           ------------------------------------
                                           Senior Vice President & Secretary